Exhibit 3.33

4590
State of Minnesota
SECRETARY OF STATE
CERTIFICATE OF INCORPORATION
I, Joan Anderson Growe, Secretary of State of Minnesota, do certify that: Articles of Incorporation, duly signed and acknowledged under oath, have been filed on this date in the Office of the Secretary of State, for the incorporation of the following corporation, under and in accordance with the provisions of the chapter of Minnesota Statutes listed below.
This corporation is now legally organized under the laws of Minnesota.
Corporate Name: Green Tree Financial Loan Company Corporate Charter Number: 10G-855
Chapter Formed Under: 302A
This certificate has been issued on 08/18/1998.
Joan Anderson Growe
Secretary of State.

ARTICLES OF INCORPORATION OF GREEN TREE FINANCIAL LOAN COMPANY

The undersigned incorporators, being natural persons 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, which will become an industrial loan and thrift company under Minnesota Statutes Chapter 53, hereby adopt the following articles of incorporation:

ARTICLE 1

Name: The name of this Corporation shall be Green Tree Financial Loan Company.

ARTICLE 2

General Nature: The general nature of the business of this corporation shall be, under such terms and conditions as the Board of Directors may from time to time direct, the loaning of money to persons, business entities, or corporations, with or without security; and the purchase of sales finance contracts or other choses in action.

In addition to any and all of the general and usual powers incidental to the purposes for which ordinary corporations may be lawfully organized in the State of Minnesota, and not in any way in limitation of any powers conferred by law, this corporation shall also have the following special powers:

(A) To exercise such special powers as are set forth in Minnesota Statutes, Chapter 53, Section 53.04, as said Chapter may be amended from time to time;

(B) Notwithstanding the foregoing, to take advantage of such provisions of law as are made available or applicable to it;

(C) To acquire by purchase, subscription, gift or otherwise, and to own, hold, sell, assign, transfer, mortgage, hypothecate, pledge or otherwise deal in any way in bonds, securities or evidences of indebtedness, real estate mortgages, or shares of capital stock created or issued by any individual or individuals, corporation or corporations, association or associations, or bodies of governmental or political, in or of any state, district or territory of the United States, and in or of any foreign country, state, district or principality, and while the owner or possessor thereof, to exercise all the rights, powers and privileges of ownership or possession, including the right to vote thereon;

(D) To purchase or otherwise acquire, to hold, own, sell, assign, transfer, mortgage, pledge, exchange, use, lease, rent or otherwise dispose of, and to invest in, trade, deal in and deal with real and personal property of every kind, nature and description for the purposes of this corporation, and in particular, lands, buildings, machinery, merchandise, business concerns and undertakings, notes, mortgages, shares, stocks, bonds, mortgages, debentures, securities, concessions, produce, policies, and any interest in real or personal property and any claims against such property or against any person or company, and to carry on any business concern or undertaking so acquired, for the purposes of this corporation;

(E) To acquire, purchase, lease, exchange or otherwise obtain, and to [ILLEGIBLE] hold, enjoy, use, sell, transfer, lease, exchange, improve, reconstruct, repair, operate, [ILLEGIBLE] and otherwise in every way to deal in personal property, tangible or intangible, or [ILLEGIBLE], nature and description, and wherever situate;

(F) To buy, purchase, discount, rediscount and otherwise acquire and to own, hold, enjoy, use, sell, deal in, pledge, transfer, hypothecate, or otherwise dispose of notes, bill of exchange, acceptances, commercial paper, conditional sale contracts, chattel mortgages, trust receipts and all other choses in action and evidences of indebtedness of every kind, nature and description;

(G) To act as financial and investing agents for corporations, firms and individuals in the buying and selling of bonds, stock, mortgages and other securities;

(H) To participate in electronic financial terminal systems; and

(I) To do any and all acts necessary, proper, convenient or incidental to the carrying out of any of said purposes, objects, rights, powers, or business.

ARTICLE 3

Registered Office: The address of the Corporation’s registered office in the State of Minnesota [ILLEGIBLE] Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102.

ARTICLE 4

Authorized Shares: The authorized capital stock of this Corporation shall consist of 1,000,000 shares, which shall have a par value of One Dollar ($1.00) per share, amounting in the the aggregate to One Million Dollars ($1,000,000).

4.1 The Board of Directors may, from time to time, establish by resolution, different classes or series of shares and may fix the rights and preferences of said shares in any class or series.

4.2 The Board of Directors shall have the authority to issue shares of a class or series, shares of which may then be outstanding, to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

ARTICLE 5

Certain Shareholder Rights: Shareholders shall have no preemptive rights to purchase, subscribe for or otherwise acquire any new or additional securities of the Corporation. No shareholder shall be entitled to any cumulative voting rights.

ARTICLE 6

Board of Directors: The initial Board of Directors of the Corporation shall consist of two directors, and the names and business addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their respective successors are elected and shall qualify are as follows:

Richard G. Evans	1100 Landmark Towers
345 St. Peter Street Saint Paul, Minnesota 55102

Joel H. Gottesman	1100 Landmark Towers
345 St. Peter Street Saint Paul, Minnesota 55102

ARTICLE 7

Written Action by Board: An action required or permitted to be taken by the Board of Directors of this Corporation may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors are present except as to those matters which require shareholder approval, in which case the written action must be signed by all members of the Board of Directors.

ARTICLE 8

Nonliability of Directors for Certain Actions: To the full extent permitted by the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 302A, as it exists on the date hereof or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE 9

Incorporators: The names and addresses of the incorporators are:

Brian F. Corey	Molly Hapgood
Green Tree Financial Corporation	Green Tree Financial Corporation
300 Landmark Towers	300 Landmark Towers
345 St. Peter Street	345 St. Peter Street
Saint Paul, Minnesota 55102	Saint Paul, Minnesota 55102

Wanda J. Lamb-Lindow
Green Tree Financial Corporation
300 Landmark Towers
345 St. Peter Street
Saint Paul, Minnesota 55102

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed this 17th day of August 1998.

BRIAN F. COREY

MOLLY HAPGOOD

WANDA J. LAMB-LINDOW

STATE OF MINNESOTA	)
) ss.
COUNTY OF RAMSEY	)

The foregoing instrument was acknowledged before me this 17th day of August 1998 by Brian F. Corey, Molly Hapgood and Wanda J. Lamb-Lindow.

Notary Public

10G-855
MINNESOTA SECRETARY OF STATE
AMENDMENT OF ARTICLES OF INCORPORATION
READ INSTRUCTIONS LISTED BELOW, BEFORE COMPLETING THIS FORM.
1. Type or print in black ink.
2. There is a $35.00 fee payable to the Secretary of State for filing this “Amendment of Articles of Incorporation”.
3. Return Completed Amendment Form and Fee to the address listed on the bottom of the form.
CORPORATE NAME: (List the name of the company prior to any desired name change)
Green Tree Financial Loan Company
This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.
November 1, 1999
The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 1.)
ARTICLE 1
Name: The name of this Corporation shall be Conseco Finance Loan Company.
STATE OF MINNESOTA
FILED
OCT 04 1999
Secretary of State
This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment. I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.
(Signature of Authorized Person)
Brian F. Corey, Senior V.P. & Secretary
Name and telephone number of contact person: Wanda J. Lamb-Lindow (651)293-3415
Please print legibly
All of the information on this form is public and required in order to process this filing. Failure to provide the requested information will prevent the Office from approving or further processing this filing.
If you have any questions please contact the Secretary of State’s office at (651)296-2803.
RETURN TO: Secretary of State
180 State Office Bldg., 100 Constitution Ave.
St. Paul, MN 55155-1299, (651)296-2803
08921340 Rev. 10/98
029263

DC-CN-55
10G-855
MINNESOTA SECRETARY OF STATE AMENDMENT OF ARTICLES OF INCORPORATION
READ INSTRUCTIONS LISTED BELOW, BEFORE COMPLETING THIS FORM.
1. Type or print in black ink.
2. There is a $35.00 fee payable to the Secretary of State for filing this “Amendment of Articles of Incorporation”.
3. Return Completed Amendment Form and Fee to the address listed on the bottom of the form.
CORPORATE NAME: (List the name of the company prior to any desired name change) Conseco Finance Loan Company
This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.
June 13, 2003
Format (mm/dd/yyyy)
The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form .)
ARTICLE 1
Name: The name of this Corporation shall be Green Tree Loan Company.
STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
JUN 10 2003
This amendment has been approved pursuant to Minnesota Statutes chapter 302A or [ILLEGIBLE] I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.
[ILLEGIBLE] Person)
Name and telephone number of contact person:
Wanda J. Lamb-Lindow
(651) 293-3415
Please print legibly
If you have any questions please contact the Secretary of State’s office at (651)295-2803.
RETURN TO: Secretary of State, Business Services Division
180 State Office Bldg., 100 Rev. Dr. Martin Luther King Jr. Blvd
St. Paul, MN 55155-1299, (651)296-2803
Make Check Payable to the “Secretary of State”. Your cancelled Check is your receipt.
All of the information on this form is public and required in order to process this filing. Failure to provide the requested information will prevent the Office from approving or further processing this filing.
The Secretary of State’s Office does not discriminate on the basis of race, creed, color, sex, sexual orientation, national origin, age, marital status, disability, religion, reliance on public assistance, or political opinions or affiliations in employment or the provision of services. This document can be made available in alternative formats, such as large print, Braille or audio tape, by calling (651)296-2803/Voice. For TTY communication, contact the Minnesota Relay Sevice at 1-800-627-3529 and ask them to place a call to (651)296-2803.
[ILLEGIBLE]
531469

Office of the Minnesota Secretary of State Minnesota Business & Nonprofit Corporations Amendment to Articles of Incorporation Minnesota Statutes, Chapter 302A or 317A

Read the instructions before completing this form.

Filing Fee: $55 for expedited service in-person and online filings, $35 for mail

1. Corporate Name: (Required)

Green Tree Loan Company

List the name of the company prior to any desired name change

2. This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

Format: (mm/dd/yyyy)

3. The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional pages.

ARTICLE 3

Registered Office: The address of the Corporation’s registered office is the State of Minnesota is 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102

4. This amendment has been approved pursuant to Minnesota Statutes, Chapter 302A or 317A.

5. I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized me to sign this document on his/her behalf, or in both capacities. I further certify that I have completed all required fields, and that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. I understand that by signing this document I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this document under oath.

10/9/13

Signature of Authorized Person or Authorized Agent	Date

Email Address for Official Notices

Enter an email address to which the Secretary of State can forward official notices required by law and other notices:

wanda.lamb-lindow@gt-cs.com

☐	Check here to have your email address excluded from requests for bulk data, to the extent allowed by Minnesota law.

List a name and daytime phone number of a person who can be contacted about this form:

Wanda Lamb-Lindow	651-293-3415
Contact Name	Phone Number

Entities that own, lease, or have any financial interest in agricultural land or land capable of being farmed must register with the MN Dept. of Agriculture’s Corporate Farm Program.

Does this entity own, lease, or have any financial interest in agricultural land or land capable of being farmed?    Yes       No

Work Item 705784300024

Original File Number 10G-855

STATE OF MINNESOTA

OFFICE OF THE SECRETARY OF STATE

FILED

10/09/2013 11:59 PM

Mark Ritchie

Secretary of State

Articles of Correction

to

Amendment to Articles of Incorporation

of

Green Tree Loan Company

1.	Wanda J. Lamb-Lindow, Assistant Secretary of Green Tree Loan Company filed an Amendment to Articles of Incorporation.

2.	The Amendment to Articles of Incorporation was filed with the Minnesota Office of the Secretary of State on October 9, 2013, with a file number of 10G-855.

3.	Such Amendment to Articles of Incorporation contained a typographical error.

4.	The Amendment to Articles of Incorporation should read as follows:

Registered Office: The address of the Corporation’s registered office in the State of Minnesota is 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, MN 55102.

Dated:	October 10, 2013

Signature of Authorized Person or Authorized Agent

Work Item 706023600028

Original File Number 10G-855

STATE OF MINNESOTA

OFFICE OF THE SECRETARY OF STATE

FILED

10/10/2013 11:59 PM

Mark Ritchie

Secretary of State